Exhibit 99.1

Vyyo Reports Second Quarter Financial Results

NORCROSS, Ga., Aug. 11 /PRNewswire-FirstCall/ — Vyyo Inc. (Nasdaq: VYYO), a supplier of broadband access equipment for cable and private wireless broadband network solutions, today reported financial results for the second quarter ending June 30, 2006.

For the second quarter of 2006, Vyyo reported sales of $2.8 million, compared to $2.4 million in the first quarter of 2006 and $1.2 million in the same quarter of the previous year.  Loss for the second quarter of 2006 was $7.2 million, or $0.41 per share, compared to a loss of $8.0 million, or $0.50 per share, in the first quarter of 2006 and a loss of $8.2 million, or $0.53 per share, in the same quarter of the previous year. The loss for the second quarter of 2006 included a charge of $1.1 million for stock-based compensation primarily resulting from adoption of Statement of Financial Accounting Standards No. 123R as of January 1, 2006.  The loss for the first quarter of 2006 included a charge of $2.0 million for stock-based compensation.

Vyyo ended the second quarter of 2006 with $27.6 million of cash and cash equivalents and short-term investments, down from $30.7 million at the end of the first quarter 2006.  The decrease was offset by the first of two $4.0 million payments from Arcadian Networks, Inc. which Vyyo received on April 3, 2006 in exchange for Vyyo agreeing not to sell certain of its products into certain markets.

“Based on customer activity and strong interest at recent cable industry events, our fundamentals have not been better since we transitioned to our current business lines more than a year and a half ago,” stated Davidi Gilo, Chairman and Chief Executive Officer of Vyyo.  “In the quarter we achieved tangible progress and initial acceptance of our 3 GHz solution.  Our cable Spectrum Overlay products are positioned to gain a significant portion of the expected multi-billion dollar MSO network bandwidth expansion spending cycle.”

During the second quarter and more recently, Vyyo achieved a number of noteworthy events, including:

•                  Receipt of a purchase order for a trial combining the company’s Spectrum Overlay and T1 and High-Speed Data over HFC solutions;

•                  Introduction of the UltraBand line of 3 GHz passives, and receipt of a 3GHz passive commercial purchase order from, and initial shipments to, a top MSO;

•                  Addition of a second contract manufacturer for 3 GHz passives; and

•                  Deployment of one third of the 66 wireless base stations called for under Vyyo’s initial purchase order from Arcadian Networks, Inc.

Investor Conference Call

The company will host an investor conference call to discuss the second quarter results on Friday, August 11, 2006 at 9:00 AM EDT after which management will host a question and answer session.  To participate, domestic participants should dial 800-218-0204 and international participants should dial 303-262-2193 at least 10 minutes prior to the call and ask to be connected to the Vyyo conference call.  The call can be accessed at Vyyo’s website at www.vyyo.com/Investors.  A telephone replay will be available through August 15, 2006 by dialing 303-590-3000 and entering access code 11067114 #.

About Vyyo Inc.

Our products are designed for use by cable television and wireless telecommunication operators, wireless internet service providers (ISPs), utilities and enterprise.  Our cable solutions include cable system spectrum overlay solutions designed to expand cable operators’ typical HFC (hybrid-fiber coax) network capacity in the “last mile” by up to 2x in the downstream and 4x or more in the upstream, addressing bandwidth demand for T1 and other advanced services.  Our wireless broadband solutions enable utilities and other customers to operate private wireless networks for communications to their remote assets and customers.  Typical applications include high-speed internet services, SCADA (Supervisory Control And Data Acquisition), voice over internet protocol (VoIP) and telephony (T1/E1), all based on modified Data Over Cable System Interface Specification (DOCSIS(R)) technology.  For more information, please visit www.vyyo.com.

Safe Harbor Statement

Statements made in this press release relating to the future, including those related to our position in the market given our transition to our current business lines and the opportunities created for our customers given our ability to provide spectrum overlay and wired and wireless T1 solutions and our ability to significantly increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements.  Risks that may cause these forward-looking statements to be inaccurate include among others:  whether we will be able to move from development stage to deployment and establish commercial relationships with cable system operators; whether we will be able to successfully produce our wireless systems and whether such systems will be adopted and deployed by utilities and other customers; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our broadband wireless and spectrum overlay solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2005, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

NOTE:  All trademarks mentioned herein are the property of their respective owners.

DOCSIS is a trademark of Cable Television Laboratories, Inc.

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PUBLIC RELATIONS	INVESTOR RELATIONS
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	VP, Corporate Communications
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	678.488.0468
pspr@att.net	ir@vyyo.com

Vyyo Inc.
Condensed Consolidated Statements of Operations
In thousands, except per share data

	Three months ended
	June 30,	March 31,	June 30,
	2006	2006	2005
	Unaudited	Unaudited	Unaudited
Revenues *	$2,761	$2,369	$1,152
Cost of revenues:
Cost of products sold (including stock-based compensation expense of $22, $14 and $0, respectively)	1,933	1,810	1,347
Amortization of technology	—	—	92
Total cost of revenues	1,933	1,810	1,439

Gross profit (loss)	828	559	(287)

Operating expenses (income)
Research and development (including stock-based compensation expense of $222, $217 and $27, respectively)	2,950	2,461	2,858
Sales and marketing (including stock-based compensation expense of $305, $469 and $27, respectively)	2,571	2,643	3,104
General and administrative (including stock-based compensation expense of $536, $1,281 and $0, respectively)	2,235	3,166	1,872
Amortization of intangible assets	—	—	417
Restructuring adjustments (including stock-based compensation gain of $0, $0 and $93, respectively)	—	—	(93)
Total operating expenses	7,756	8,270	8,158
Operating loss	(6,928)	(7,711)	(8,445)

Interest income (expense), net	(345)	(269)	120
Loss from continuing operations	(7,273)	(7,980)	(8,325)
Discontinued operations	30	—	100
Loss for the period	$(7,243)	$(7,980)	$(8,225)

Loss per share of common stock -
Continuing operations	$(0.41)	$(0.50)	$(0.54)
Discontinued operations	—	—	0.01
	$(0.41)	$(0.50)	$(0.53)

Weighted average number of shares of common stock outstanding, basic and diluted	17,611	15,859	15,381

*                    Revenues included $2.6 million and $1.8 million for the three months ended June 30, 2006 and March 31, 2006 from Arcadian Networks, Inc.

Vyyo Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	June 30,	March 31,		December 31,
	2006	2006		2005
	Unaudited	Unaudited
Current Assets:
Cash, cash equivalents and short-term investments	$27,622	$30,673		$9,951
Accounts receivable, net	2,703	704		868
Inventories, net	2,392	1,504		2,491
Other current assets	1,007	964		935
Total Current Assets	33,724	33,845		14,245

Long-Term Assets:
Restricted cash	5,000	5,000		5,000
Property and equipment, net	1,233	1,390		1,585
Employee rights upon retirement funded	1,046	996		965
Debt issuance costs, net	1,145	1,176	*	—
Total Assets	$42,148	$42,407		$21,795

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,413	$1,453		$1,832
Accrued liabilities	11,434	7,082		6,391
Total Current Liabilities	13,847	8,535		8,223

Long-term Liabilities:
Liability for employee rights upon retirement	1,860	1,761		1,460
Promissory note	4,488	4,284		3,967
Senior secured note	4,930	4,864	*	—
Convertible note	10,105	10,109	*	—
Total Long-Term Liabilities	21,383	21,018		5,427

Total Stockholders’ Equity	6,918	12,854		8,145
Total Liabilities and Stockholders’ Equity	$42,148	$42,407		$21,795

*                    Reclassified